Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Award Plan of FIGS, Inc. of our reports dated February 27, 2025, with respect to the consolidated financial statements of FIGS, Inc., and the effectiveness of internal control over financial reporting of FIGS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
February 27, 2025